EXHIBIT 99.1

Solar-Photovoltaics Commercialization Expert, Mr. Nicholas S. Cucinelli, Joins Octillion as President and CEO

Vancouver, BC – September 10, 2007 - Octillion Corp. (Symbol: OCTL) today announced the appointment of Mr. Nicholas S. Cucinelli as the Company’s new President and CEO.  Mr. Cucinelli’s appointment follows Octillion’s previously announced plans to proactively bolster the Company’s management team with seasoned experts in the development and commercialization of leading-edge solar photovoltaic and renewable energy technologies.

“I’m honored to welcome Mr. Nicholas Cucinelli as President and CEO of Octillion,” states outgoing President and CEO, Mr. Harmel S. Rayat, who remains as Director and majority shareholder of Octillion Corp.

Mr. Rayat continues, “Along with two Master’s degrees, a solid history in the development and commercialization of photovoltaic and alternative energy technologies, Mr. Cucinelli also possesses a high level of discipline and dedication, honed through many years of meritorious service in the US  Coast Guard, where he responded to the September 11th terrorist attack on the Pentagon and was designated a ‘Coast Guard Hero’ by the Secretary of Defense and Secretary of Transportation for his exceptional leadership during two major environmental incidents.”

Mr. Nicholas S. Cucinelli: Solar-Photovoltaics Commercialization Expert

Prior to joining Octillion, Mr. Nicholas S. Cucinelli was employed by Energy Conversion Devices (ENER), a billion dollar leader in the synthesis of new materials, and the development of advanced production technology and innovative alternative energy products and solutions in the solar electric power generation segment.

During his tenure at ENER, Mr. Cucinelli facilitated the commercialization of solar photovoltaic, advanced battery, fuel cell, solid-state hydrogen storage, and next generation information technologies.  His wide-ranging responsibilities included working with research teams and scientists alongside senior managers to objectively quantify risk, prioritize research and development efforts, and develop the business case for new amorphous silicon solar cell manufacturing processes and conversion efficiency enhancements for wholly-owned ENER subsidiary, United Solar Ovonic LLC.

Mr. Cucinelli also served as Manager of Federal and Military Sales for United Solar Ovonic, where he developed and executed plans to deploy UNI-SOLAR Building Integrated Photovoltaics (BIPV) in Federal market segments, and championed a market-centric approach to portable and mobile photovoltaic product development to meet key military needs.

Among his many academic and professional accomplishments, Mr. Cucinelli served as a Strategy Consultant to the non-profit Carbon Disclosure Project (CDP), an organization that brings together over 300 institutional investors representing more than $40 trillion in assets with partners in 16 of the world’s major economies to focus attention on carbon emissions, energy usage and reduction. At CDP, Mr. Cucinelli analyzed American climate change policy and financial trends in order to create a business plan and U.S. entry strategy for an international investor secretariat, then representing $10 trillion in assets under management.

Mr. Cucinelli also acted as Advanced Biofuels Consultant to the Future Fuels Team at BP plc, one of the word’s largest private sector energy corporations and one of the six “supermajors,” and launched DuraPower LLC, working to integrate a portable military solid-oxide fuel cell technology into a mainstream consumer product.

Mr. Nicholas S. Cucinelli has a Bachelor of Science degree (with high honors) and holds two advanced degrees through the University of Michigan’s Erb Institute for Global Sustainable Enterprise: a Master's degree in Business Administration (MBA) from the Ross School of Business, and a Master of Science degree in Natural Resources and Environment.  The Erb Institute is the leading U.S. MBA/M.S. program focused on grooming leaders to achieve environmental, social, and economic sustainable development and enterprise.

Prior to entering the renewable energy field, Mr. Cucinelli meritoriously served 16 years in the United States Coast Guard and Coast Guard Reserve, eventually reaching the rank of Lieutenant Commander (O-4). During his tenure with the U.S. Coast Guard, Mr. Cucinelli responded to the September 11th terrorist attack on the Pentagon, conducted extensive environmental law enforcement missions, led disaster contingency planning efforts, and served as Operations Officer on a U.S. Coast Guard cutter. He was designated a “Coast Guard Hero” in 2000 by the Secretary of Defense and Secretary of Transportation for his exceptional leadership during two major environmental incidents on the Chesapeake Bay.

About Octillion Corp.

Octillion Corp. is a technology incubator focused on the identification, acquisition, development and eventual commercialization of emerging solar energy and solar related technologies.

Among our current research and development activities is the development of a patent-pending technology that could adapt existing home and office glass windows into ones capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure.

The technological potential of adapting existing glass windows into ones capable of generating electricity from the sun’s solar energy has been made possible through a ground breaking discovery of an electrochemical and ultrasound process that produces identically sized (1 to 4 nanometers in diameter) highly luminescent nanoparticles of silicon that provide varying wavelengths of photoluminescence with high quantum down conversion efficiency of short wavelengths (50% to 60%).

When thin films of silicon nanoparticles are deposited (sprayed) onto silicon substrates, ultraviolet light is absorbed and converted into electrical current. With appropriate connections, the film acts as nanosilicon photovoltaic solar cells that convert solar radiation to electrical energy.

The process of producing silicon nanoparticles is supported by 10 issued US patents, 7 pending US patents, 2 issued foreign counterpart patents and 19 pending foreign counterpart patents.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although Octillion Corp. (the “Company” or “Octillion”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Octillion will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.   The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.